                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              COMPASS BANCSHARES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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[LOGO] COMPASS BANCSHARES

VOTING INSTRUCTIONS The information below is provided to assist you in voting your proxy cards as recommended by the Compass Board of Directors.

1. VOTE EACH WHITE PROXY CARD RECEIVED SINCE EACH ACCOUNT MUST BE VOTED SEPARATELY. Only your latest dated proxy counts. Even if you have sent a blue
proxy card, you have e very right to change your vote. You may revoke   that
proxy, and vote for the Board's nominees by signing, dating and mailing the enclosed WHITE proxy in the enclosed envelope.

2. DATE YOUR PROXY.

3. SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON THE MAILING LABEL.

JOINT OWNERS: If shares are registered in the name of more than one person, each person should sign the proxy. If a joint tenant is deceased, please indicate that you are the surviving joint owner.

INDICATE YOUR TITLE OR AUTHORITY: If signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give your full title as such.

                              [FIGURE NUMBER 1]

The Board does not take a position on these proposals.

The Compass Board of Directors recommends you vote for:

Remember to date your proxy.

Be sure to sign exactly as your name appears on the mailing label.

If you have any questions on how to vote your shares, please call our proxy solicitor: MORROW&CO.at (800) 566-9061.

[LOGO] COMPASS BANCSHARES                             Compass Bancshares, Inc.
                                                          15 South 20th Street
                                                     Birmingham, Alabama 35233

                                                                March 29, 1995
Dear Fellow Shareholder:

We think you will be pleased to learn that the shareholder meeting scheduled for April 11, 1995 will proceed as planned. With only two weeks to return your proxy, we encourage you to vote your support for the Board by signing, dating and promptly mailing the WHITE proxy card in the enclosed envelope.

On Tuesday, March 28, 1995, U.S. District Judge Sam Pointer denied Mr. Brock's request for a preliminary injunction in the case filed by Mr. Brock attempting to postpone the meeting. The Court's decision leaves the future of Compass Bancshares in the hands of the shareholders where it belongs.

Also last Friday the voting advisory firm Institutional Shareholder
Services (I.S.S.) completed their analysis of the issues in the proxy contest and mailed their conclusions to the institutional investors who subscribe to their services. I.S.S. recommends a vote in favor of your Board's nominees.

Your Board of Directors appreciates the support received so far and encourages all shareholders to vote. Your vote is important to ensure that Compass remains on the steady course that has served you and your fellow shareholders so well by providing superior shareholder value.

If you have sent a blue proxy card, you have every right to change your vote. You may revoke that proxy by returning a WHITE proxy card.

Please vote for the Board's nominees by signing, dating and mailing the enclosed WHITE proxy card in the enclosed envelope.

Thank you again for your loyalty and support.

Sincerely,
The Board of Directors
Compass Bancshares, Inc.

Charles W. Daniel
Charles W. Daniel

D. Paul Jones, Jr.
D. Paul Jones, Jr.

W. Eugene Davenport
W. Eugene Davenport

Goodwin L. Myrick
Goodwin L. Myrick

Marshall Durbin, Jr.
Marshall Durbin, Jr.

John S. Stein
John S. Stein

Tranum Fitzpatrick
Tranum Fitzpatrick

Enclosure